Exhibit 99.1

SUMTOTAL TO ACQUIRE PATHLORE

Combination Creates Industry’s Largest Provider with Over 1,500 Customers

Transaction Expected to Create Company with Over $100 Million in Annual Revenue

MOUNTAIN VIEW, CA and COLUMBUS, OH—August 3, 2005— SumTotal Systems™ Inc. (Nasdaq:SUMTE) and Pathlore® Software Corporation, two leading enterprise software companies in the learning and business performance management market, today announced the signing of a definitive merger agreement for SumTotal to acquire Pathlore for approximately $48 million. At the closing of the acquisition, Pathlore shareholders will receive approximately $29 million in cash and 4 million shares of SumTotal Systems common stock. The merger reinforces SumTotal’s position as the largest software provider in the emerging learning and performance management market and is expected to provide its collective customers even greater resources for support and product innovation.

According to industry analysts, the acquisition brings together the leaders in revenue and customer count. The combination is expected to offer Pathlore customers access to SumTotal’s broader enterprise suite of product capabilities and expanded global support as well as extend SumTotal’s reach into key segments, including state government, health care, and the rapidly growing middle-market. The Pathlore customer base includes over 100 healthcare organizations, as well as government agencies in 38 of the 50 United States. Key benefits of the acquisition include:

•	Increased R&D capacity to bring new innovations to market more rapidly and economically

•	Enhanced global and vertical market support and delivery capabilities

•	Enhanced scale and stability with over $100 million in expected annualized revenue

•	Increased investment capability with approximately $10 million in expected annual cash flow

•	Expanded footprint with over 1,500 customers worldwide to drive industry roadmap

“After surveying our industry’s landscape, it became evident that Pathlore has a tremendous amount of momentum in complementary markets,” said Andy Eckert, CEO of SumTotal. “We believe that its growth, significant revenue base, and profitability profile could help us reach a critical threshold of revenue scale and profitability for our customers, partners and investors. With similar philosophies and cultures, complementary technology and offerings, and an unmatched footprint, we believe the combined company will be a true enterprise-class player in our industry with the scale to drive innovation and customer satisfaction in a profitable manner.”

“We believe the combination of these two strong companies will expand the scope of our operations and ensure that we will have the capabilities and financial strength to successfully serve our customers around the globe,” said Steve Thomas, president and CEO of Pathlore. “We believe strongly that this combination allows us to bring our customers significant value in terms of new capabilities and products. Given our large worldwide customer footprint, this combination meaningfully raises the bar for learning and business performance management providers.”

“The combined company’s number one priority will continue to be customer care and success,” said Eckert. “We will spend even more time on applications development and customer support. Both Steve and I believe that our integration plans and these increased investments will help ensure our customers’ success. We look forward to working with a broad team that represents the best of what both companies currently offer.”

Terms of the Agreement and Financials

Under terms of the proposed transaction, Pathlore shareholders will receive approximately $29 million in cash along with 4 million shares of SumTotal common stock. The company will also incur additional cash obligations due to deal-related and severance expenses. The company plans to fund the cash element of the transaction, in part, by establishing a new $22.5 million credit facility. The proposed transaction has been approved by the SumTotal and Pathlore Boards of Directors. Completion of the acquisition will be subject to Pathlore stockholder approval, customary closing conditions, and the issuance of a permit from the Commissioner of Corporations for the State of California so that the issuance of the company’s stock will be exempt from registration under the Securities Act of 1933. The proposed transaction is expected to close within 90 days.

For calendar year 2004, SumTotal Systems reported revenue of $55.2 million and Pathlore reported revenue of $23.9 million. For the first half of calendar year 2005, SumTotal reported revenue of $32.6 million and Pathlore reported revenues of $14.6 million. These numbers are all on a GAAP basis. Once the acquisition is completed and SumTotal has worked through the impact of the write down of the deferred revenue balance acquired from Pathlore, the combined company is expected to have revenues in excess of $100 million on an annualized basis.

Given expected expense synergies, SumTotal expects the transaction to yield significant cost savings and increased cash flow. In 2004, SumTotal generated $0.1 million of cash from operating activities and Pathlore generated $1.5 million in cash from operating activities. With expense synergies expected to be approximately $8 million to $10 million on an annualized basis, the combined company therefore expects to generate cash flow from operating activities of at least $10 million on an annualized basis.

SumTotal will continue to be led by Andrew Eckert as CEO and Kevin Oakes as president. Steve Thomas, president and CEO of Pathlore, will join the SumTotal board of directors and remain actively involved with the combined company.

ThinkEquity Partners LLC acted as financial adviser to SumTotal.

Conference Call & Live Webcast

SumTotal Systems will host an investor conference call and webcast to discuss the financial results of the second quarter ended June 30, 2005, and this acquisition. The conference call and webcast will take place on Wednesday, August 3, 2005, at 2:00 p.m. (Pacific Time) / 5:00 p.m. (Eastern Time).

A live audio webcast will be available to investors and the public from SumTotal’s website at www.sumtotalsystems.com/company/investors. In addition to the webcast, a telephone replay will be available on Wednesday, August 3, 2005, beginning at approximately 5:00 P.M. (Pacific) through the close of business on Wednesday, August 10. The replay can be accessed by dialing the U.S. toll-free number: 1-800-207-7077, access code: 4153. The international dial-in number is +1-913-383-5767, access code: 4153.

You are cautioned that the time and/or manner of the webcast may change for technical and or administrative reasons outside of SumTotal Systems’ control.

About SumTotal Systems, Inc.

SumTotal Systems Inc. (Nasdaq: SUMTE) is the largest provider of learning and business performance technologies and services. SumTotal deploys mission-critical solutions that align learning with organizational and business goals to generate significant bottom-line results. With more than 12 million users worldwide, SumTotal has helped accelerate performance and profit for nearly 700 of the world’s best-known companies and government agencies, including US Army, Air Force, Navy and Coast Guard, Microsoft, United Airlines, Vodafone, Aetna, Accenture, Cendant, Harley-Davidson, Wyeth, Wachovia and D&B. SumTotal has offices throughout the US, in London, Paris, Heidelberg, Sydney, Tokyo and Hyderabad, India. For more information about SumTotal’s products and services, visit www.sumtotalsystems.com.

About Pathlore Software Corporation

Pathlore Software Corporation provides the most widely adopted learning management solution in the world. Millions of users and over 1,000 organizations rely on Pathlore’s learning-management offerings to drive business performance. Whether your company’s success depends on developing and retaining employees, getting sales channels up to speed quickly on new products, increasing quality and customer satisfaction, or reducing the costs associated with regulatory compliance, Pathlore learning management solutions ensure that you achieve the maximum return on your investment in people. Pathlore clients include DaimlerChrysler, Delta Air Lines, Novartis, PNC Bank, U.S. Bancorp, four of America’s top 10 hospitals (as ranked by U.S. News & World Report in 2004) and government agencies on three continents. For more information, go to www.pathlore.com

Pathlore is a registered trademark of Pathlore Software Corporation. All other registered and unregistered trademarks and trade names are the property of their respective owners.

SAFE HARBOR STATEMENT/ FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements regarding the expected financial performance of SumTotal Systems following the consummation of the acquisition, SumTotal’s ability to achieve the expected expense synergies as a result of the acquisition, including without limitation, projected revenue, profitability and cash flow, the strengthening of SumTotal’s position in the learning performance and business management market as a result of the acquisition, and the expected timing for closing the acquisition in the third quarter of 2005. Such statements are just predictions and involve risks and uncertainties such that actual results and performance may differ materially. Factors that might cause such a difference include the failure to (1) receive approval from Pathlore shareholders for the acquisition, (2) timely achieve the projected synergies so that the financial projections will be met, (3) be issued a permit from the Commissioner of Corporations for the State of California so that the issuance of SumTotal Systems common stock in the Merger will be exempt from registration under the Securities Act of 1933, (4) successfully integrate Pathlore and its employees into SumTotal and achieve expected synergies, (5) accurately forecast the acquisition related restructuring costs and allocation of the purchase price to in process research and development, goodwill and other intangibles acquisition related inventory and other asset adjustments, (6) retain legacy Pathlore customers, (7) compete successfully in this highly competitive and rapidly changing marketplace, and (8) retain key employees. In addition, there is no assurance that SumTotal will be able to consummate a credit facility on favorable terms, or at all. These and other risks are detailed from time to time in SumTotal’s periodic reports that are filed with the Securities and Exchange Commission, including SumTotal’s annual report on Form 10-K for the fiscal year ended December 31, 2004 and its quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2005. SumTotal Systems assumes no obligation to update the information in this press release or in the accompanying conference call.

Additional Information And Where To Find It

SumTotal Systems, Inc. filed a Form 8-K on August 3, 2005. Investors and security holders are urged to read this filing. Investors and security holders may obtain free copies of this document and other documents filed with the Securities and Exchange Commission at the Securities and Exchange Commission’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the Securities and Exchange Commission by SumTotal by contacting SumTotal Investor Relations at (650) 934-9525.

Contact: Neil Laird at 650-934-9525 or Nlaird@sumtotalsystems.com or Sanjay Dholakia at 650-934-9500 or Sdholakia@sumtotalsystems.com